Exhibit 99.2


                                Citi Trends, Inc.
                            Condensed Balance Sheets
                                Fiscal Year 2004
                                   (Unaudited)

ASSETS                                                  Qtr 2           Qtr 3            Qtr 4
Current assets:
  Cash and cash equivalents                              5,894,260       2,156,019       11,801,442
  Inventory                                             36,936,045      40,330,711       36,172,832
  Other assets                                           4,925,129       4,516,262        5,241,519
  Property and equipment, net                           15,276,177      16,078,755       17,573,767
                                                   -------------------------------------------------
    Total Assets                                        63,031,611      63,081,746       70,789,560
                                                   =================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Borrowings under revolving line of credit              5,659,855       5,388,067                -
  Accounts payable and accrued liabilities              28,871,372      28,767,508       36,324,962
  Other liabilities                                      9,769,436      10,066,738       10,699,629
Total stockholders' equity                              18,730,948      18,859,434       23,764,968
                                                   -------------------------------------------------
    Total liabilities and stockholders' equity          63,031,611      63,081,746       70,789,560
                                                   =================================================